Exhibit 99.1
Unity Reports Third Quarter 2025 Financial Results
SAN FRANCISCO, November 5, 2025 -- Unity (NYSE: U), the leading platform to create and grow games and interactive experiences, today announced financial results for the third quarter ended September 30, 2025.
"Third-quarter results once again meaningfully exceeded expectations on both revenue and Adjusted EBITDA, powered by Unity Vector AI, as well as continued strength in Create. As consumer enthusiasm for interactive entertainment continues to grow, Unity is poised to grow with it."
Earnings Webcast
Unity will hold a public webcast at 8:30 a.m. ET today to discuss the results for its third quarter of 2025. The live public webcast can be accessed on Unity's Investor Relations website at https://investors.unity.com. The webcast replay will also be available on the site.
Third Quarter 2025 Results:
•Revenue was $471 million, compared to $447 million in the third quarter 2024.
•Create Solutions revenue was $152 million, compared to $147 million in the third quarter 2024.
•Grow Solutions revenue was $318 million, compared to $299 million in the third quarter 2024.
•GAAP net loss was $127 million, with a margin of (27)%.
•GAAP basic and diluted net loss per share was $0.30.
•Adjusted EBITDA was $109 million, with a margin of 23%.
•Adjusted earnings per share was $0.20.
•Net cash provided by operating activities was $155 million.
•Free cash flow was $151 million.
Revenue
Revenue was $471 million, up 5% year-over-year.
Create Solutions revenue was $152 million, up 3% year-over-year. The increase was driven by strong growth in subscription revenue, offset by decreases in consumption services revenue, driven by our portfolio reset.
Grow Solutions revenue was $318 million, up 6% year-over-year. The increase was driven by strong performance of the Unity Ad Network, powered by Unity Vector. The growth was slightly offset by year-over-year declines in our other Grow businesses.
Basic and Diluted Net Loss per share
Basic and diluted net loss per share was $0.30, as compared to $0.31 for the same period in 2024.

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Net Loss and Net Cash Provided by Operating Activities
Net loss for the quarter was $127 million, compared to $125 million in the third quarter of 2024.
Net loss margin was (27)%, compared to (28)% in the third quarter of 2024.
Net cash provided by operating activities for the quarter was $155 million, compared to $122 million in the third quarter of 2024.
Adjusted EBITDA, Free Cash Flow, and Adjusted EPS
Adjusted EBITDA for the quarter was $109 million, with a margin of 23%, compared to $92 million in the third quarter of 2024, with a margin of 21%. The year-over-year improvement was driven by better cost control and higher revenue.
Free cash flow for the quarter was $151 million, compared to $115 million in the third quarter of 2024.
Adjusted EPS for the quarter was $0.20, compared to $0.19 in the third quarter of 2024.
Liquidity
As of September 30, 2025, our cash and cash equivalents, and restricted cash was $1,909 million, and increased by $381 million, as compared with $1,528 million as of December 31, 2024. This increase was primarily driven by our operations, and proceeds from issuance of common stock from employee equity plans, offset by the net cash outflows from our debt refinancing.
Q4 2025 Guidance1
We expect Fourth Quarter Revenue of $480 million to $490 million.
•In Grow, we expect mid-single digit sequential revenue growth from Q3 to Q4.
•In Create, we expect high-single digit year-over-year revenue growth (excluding the impact of non-strategic revenue).
We expect Fourth Quarter Adjusted EBITDA of $110 million to $115 million.
About Unity
Unity [NYSE: U] offers a suite of tools to develop, deploy, and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality. For more information, visit Unity.com.
1 These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
We have not reconciled our estimates for non-GAAP financial measures in this press release and in the earnings call referencing this press release to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our third quarter non-GAAP results included in this press release.

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UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par share data)
(Unaudited)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,898,558	$1,517,672
Accounts receivable, net	600,117	573,884
Prepaid expenses and other	123,885	133,795
Total current assets	2,622,560	2,225,351
Property and equipment, net	76,626	98,819
Goodwill	3,166,304	3,166,304
Intangible assets, net	769,022	1,066,235
Other assets	148,785	180,698
Total assets	$6,783,297	$6,737,407
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$20,006	$13,948
Accrued expenses and other	299,394	294,951
Publisher payables	397,190	394,284
Deferred revenue	225,645	186,304
Total current liabilities	942,235	889,487
Convertible notes	2,234,307	2,238,922
Long-term deferred revenue	16,749	16,846
Other long-term liabilities	135,376	165,004
Total liabilities	3,328,667	3,310,259
Commitments and contingencies
Redeemable noncontrolling interests	245,160	230,627
Stockholders' equity:
Common stock, $0.000005 par value:
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 427,778 and 409,393	2	2
Additional paid-in capital	7,257,519	6,936,038
Accumulated other comprehensive loss	(5,278)	(9,425)
Accumulated deficit	(4,048,746)	(3,735,944)
Total Unity Software Inc. stockholders' equity	3,203,497	3,190,671
Noncontrolling interest	5,973	5,850
Total stockholders' equity	3,209,470	3,196,521
Total liabilities and stockholders' equity	$6,783,297	$6,737,407

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$470,615	$446,517	$1,346,559	$1,356,156
Cost of revenue	120,332	112,054	348,500	365,316
Gross profit	350,283	334,463	998,059	990,840
Operating expenses
Research and development	244,357	215,197	679,789	706,860
Sales and marketing	165,869	176,423	489,395	576,902
General and administrative	65,913	69,989	201,418	338,573
Total operating expenses	476,139	461,609	1,370,602	1,622,335
Loss from operations	(125,856)	(127,146)	(372,543)	(631,495)
Interest expense	(6,043)	(5,839)	(17,964)	(17,703)
Interest income and other income (expense), net	14,448	15,350	92,396	102,450
Loss before income taxes	(117,451)	(117,635)	(298,111)	(546,748)
Provision for (benefit from) Income taxes	9,377	6,913	13,989	(4,984)
Net loss	(126,828)	(124,548)	(312,100)	(541,764)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	(466)	191	702	(377)
Net loss attributable to Unity Software Inc.	(126,362)	(124,739)	(312,802)	(541,387)
Basic and diluted net loss per share attributable to Unity Software Inc.	$(0.30)	$(0.31)	$(0.75)	$(1.38)
Weighted-average shares used in computation of basic and diluted net loss per share	424,296	398,810	417,919	392,855

Net loss	(126,828)	(124,548)	(312,100)	(541,764)
Change in foreign currency translation adjustment	1,353	7,412	5,247	2,558
Comprehensive loss	$(125,475)	$(117,136)	$(306,853)	$(539,206)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	(466)	191	702	(377)
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	282	1,501	1,100	536
Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(184)	1,692	1,802	159
Comprehensive loss attributable to Unity Software Inc.	$(125,291)	$(118,828)	$(308,655)	$(539,365)

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating activities
Net loss	$(126,828)	$(124,548)	$(312,100)	$(541,764)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	135,893	102,600	329,038	305,819
Stock-based compensation expense	91,968	104,617	292,362	485,893
Gain on repayment of convertible note	—	—	(42,744)	(61,371)
Impairment of property and equipment	862	956	4,911	22,874
Other	3,452	(648)	(4,520)	14,735
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(3,773)	(2,603)	(25,834)	35,463
Prepaid expenses and other	(3,684)	7,866	10,087	(11,949)
Other assets	18,669	6,753	30,558	4,367
Accounts payable	7,998	550	5,899	90
Accrued expenses and other	17,901	24,934	4,289	(15,367)
Publisher payables	24,471	(5,701)	2,906	(2,561)
Other long-term liabilities	(18,795)	(12,146)	(31,656)	(46,782)
Deferred revenue	7,264	19,728	38,324	13,914
Net cash provided by operating activities	155,398	122,358	301,520	203,361
Investing activities
Purchases of non-marketable investments	—	—	(2,000)	—
Purchases of intangible assets	—	(12,500)	—	(12,860)
Purchases of property and equipment	(4,107)	(7,151)	(16,271)	(23,107)
Net cash used in investing activities	(4,107)	(19,651)	(18,271)	(35,967)
Financing activities
Proceeds from issuance of convertible notes	—	—	690,000	—
Purchase of capped calls	—	—	(44,436)	—
Payment of debt issuance costs	—	—	(13,236)	—
Repayments of convertible note	—	—	(641,691)	(414,999)
Proceeds from issuance of common stock from employee equity plans	54,082	20,000	85,476	57,302
Net cash provided by (used in) financing activities	54,082	20,000	76,113	(357,697)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,208	11,464	21,845	2,004
Increase (decrease) in cash, cash equivalents, and restricted cash	207,581	134,171	381,207	(188,299)
Cash, cash equivalents, and restricted cash, beginning of period	1,701,507	1,281,797	1,527,881	1,604,267
Cash, cash equivalents, and restricted cash, end of period	$1,909,088	$1,415,968	$1,909,088	$1,415,968

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About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
We define adjusted EBITDA as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted gross margin as adjusted gross profit as a percentage of revenue.
We define adjusted cost of revenue as GAAP cost of revenue, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted research and development expense as research and development expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted sales and marketing expense as GAAP sales and marketing expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted general and administrative expense as general and administrative expense excluding expenses associated with stock-based compensation, depreciation, and restructurings and reorganizations. We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment.
We define adjusted EPS as net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, and the income tax impact of the preceding adjustments (cumulatively "adjusted net income"), increased by the tax effected impacts from any relevant dilutive securities, divided by the diluted weighted-average outstanding shares. The effective tax rate used in calculating adjusted EPS is estimated for each period, based on the net income or loss adjusted for the items noted above, and may differ from the effective rate used in our financial statements. Shares of common stock that are excluded in our calculation of GAAP diluted net loss per share due to their antidilutive impact on such calculations, are included in the diluted weighted average outstanding shares used in our calculation of adjusted EPS, to the extent they have a dilutive impact on adjusted EPS given the adjusted net income in each period.

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Adjusted EBITDA reconciliation
Revenue	$470,615	$446,517	$1,346,559	$1,356,156
GAAP net loss	$(126,828)	$(124,548)	$(312,100)	$(541,764)
Add:
Stock-based compensation expense	$91,561	$105,271	$288,312	$358,925
Amortization of intangible assets expense	$125,345	$88,517	$297,213	$264,906
Depreciation expense	$10,548	$14,083	$31,825	$40,913
Restructuring and reorganization costs	$7,899	$10,997	$39,130	$250,457
Interest expense	$6,043	$5,839	$17,964	$17,703
Interest income and other income (expense), net	$(14,448)	$(15,350)	$(92,396)	$(102,450)
Provision for (benefit from) income taxes	$9,377	$6,913	$13,989	$(4,984)
Adjusted EBITDA	$109,497	$91,722	$283,937	$283,706
GAAP net loss margin	(27)%	(28)%	(23)%	(40)%
Adjusted EBITDA margin	23%	21%	21%	21%

Adjusted gross profit reconciliation
GAAP gross profit	$350,283	$334,463	$998,059	$990,840
Add:
Stock-based compensation expense	9,111	10,334	28,084	33,881
Amortization of intangible assets expense	27,293	27,293	80,990	81,287
Depreciation expense	1,734	2,265	5,214	7,241
Restructuring and reorganization costs	(23)	77	786	15,037
Adjusted gross profit	$388,398	$374,432	$1,113,133	$1,128,286
GAAP gross margin	74%	75%	74%	73%
Adjusted gross margin	82%	84%	83%	83%

Operating expenses reconciliation
Cost of revenue
GAAP cost of revenue	$120,332	$112,054	$348,500	$365,316
Stock-based compensation expense	(9,111)	(10,334)	(28,084)	(33,881)
Amortization of intangible assets expense	(27,293)	(27,293)	(80,990)	(81,287)
Depreciation expense	(1,734)	(2,265)	(5,214)	(7,241)
Restructuring and reorganization costs	23	(77)	(786)	(15,037)
Adjusted cost of revenue	$82,217	$72,085	$233,426	$227,870
GAAP cost of revenue as a percentage of revenue	26%	25%	26%	27%
Adjusted cost of revenue as a percentage of revenue	18%	16%	17%	17%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Research and development
GAAP research and development expense	$244,357	$215,197	$679,789	$706,860
Stock-based compensation expense	(45,654)	(57,971)	(147,299)	(182,479)
Amortization of intangible assets expense	(53,304)	(17,592)	(86,166)	(51,608)
Depreciation expense	(5,166)	(6,912)	(15,772)	(19,661)
Restructuring and reorganization costs	(1,503)	(2,553)	(14,430)	(52,568)
Adjusted research and development expense	$138,730	$130,169	$416,122	$400,544
GAAP research and development expense as a percentage of revenue	52%	48%	51%	52%
Adjusted research and development expense as a percentage of revenue	30%	29%	31%	30%

Sales and marketing
GAAP sales and marketing expense	$165,869	$176,423	$489,395	$576,902
Stock-based compensation expense	(17,893)	(23,168)	(53,420)	(74,273)
Amortization of intangible assets expense	(44,748)	(43,632)	(130,057)	(132,011)
Depreciation expense	(2,184)	(2,956)	(6,494)	(8,368)
Restructuring and reorganization costs	(361)	869	(9,514)	(51,753)
Adjusted sales and marketing expense	$100,683	$107,536	$289,910	$310,497
GAAP sales and marketing expense as a percentage of revenue	35%	40%	36%	43%
Adjusted sales and marketing expense as a percentage of revenue	21%	24%	22%	23%

General and administrative
GAAP general and administrative expense	$65,913	$69,989	$201,418	$338,573
Stock-based compensation expense	(18,903)	(13,798)	(59,509)	(68,292)
Depreciation expense	(1,464)	(1,950)	(4,345)	(5,643)
Restructuring and reorganization costs	(6,058)	(9,236)	(14,400)	(131,099)
Adjusted general and administrative expense	$39,488	$45,005	$123,164	$133,539
GAAP general and administrative expense as a percentage of revenue	14%	16%	15%	25%
Adjusted general and administrative expense as a percentage of revenue	8%	10%	9%	10%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Adjusted EPS reconciliation
GAAP net loss	$(126,828)	$(124,548)	$(312,100)	$(541,764)
Stock-based compensation expense	91,561	105,271	288,312	358,925
Amortization of intangible assets expense	125,345	88,517	297,213	264,906
Depreciation expense	10,548	14,083	31,825	40,913
Restructuring and reorganization costs	7,899	10,997	39,130	250,457
Income tax impact of adjusting items	(16,561)	(15,963)	(64,852)	(88,385)
Adjusted net income used for calculation of adjusted EPS, before impact of dilutive instruments	$91,964	$78,357	$279,528	$285,052
Increase from forgone financing costs on dilutive convertible notes, net of tax	4,714	4,516	14,014	13,709
Adjusted net income used for calculation of adjusted EPS, including impact of dilutive instruments	$96,678	$82,873	$293,542	$298,761

Weighted-average common shares used in GAAP diluted net loss per share attributable to Unity Software Inc.	424,296	398,810	417,919	392,855
Convertible notes	41,348	24,486	37,770	24,860
Stock options and PVOs	6,510	8,461	6,253	11,959
Unvested RSUs, PVUs, and PSUs	13,055	3,423	7,598	4,460
ESPP	130	112	261	199
Non-GAAP weighted-average common shares used in adjusted EPS	485,339	435,292	469,801	434,333

GAAP diluted net loss per share attributable to Unity Software Inc.	(0.30)	(0.31)	(0.75)	(1.38)
Total impact on diluted net loss per share attributable to Unity Software Inc. from non-GAAP adjustments	0.52	0.51	1.42	2.11
Total impact on diluted net loss per share attributable to Unity Software Inc. from antidilutive common stock now included	(0.02)	(0.01)	(0.05)	(0.04)
Adjusted EPS	0.20	0.19	0.62	0.69

Free cash flow reconciliation
Net cash provided by operating activities	$155,398	$122,358	$301,520	$203,361
Less:
Purchases of property and equipment	(4,107)	(7,151)	(16,271)	(23,107)
Free cash flow	151,291	115,207	285,249	180,254

Net cash used in investing activities	(4,107)	(19,651)	(18,271)	(35,967)
Net cash provided by (used in) financing activities	54,082	20,000	76,113	(357,697)

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Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s outlook and future financial performance, including: (i) Unity’s position at an inflection point and its ability to further enhance its platform, accelerate product innovation and enhance financial performance; (ii) expectations regarding Vector, including expectations regarding Vector’s improvements and performance and the expansion of Vector across our Grow solutions; (iii) our strategic initiatives, including our continued investment and focus on artificial intelligence tools; (iv) expectations regarding Vector leveraging behavioral data available through Unity Runtime, including expectations of multi-year growth of the product portfolio and its impact on financial results; (v) expectations regarding the launch of Unity 6.3, including the timing of the release and market acceptance; (vi) expectations regarding our competitive position and growth prospects; (vii) our controls around spend and our operating structure having the potential to drive meaningful improvements in operating margins over time; and (viii) Unity’s financial guidance for the fourth quarter 2025. The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, tariffs, sanctions and trade barriers, and limited credit availability which could further cause economic uncertainty and volatility; (ii) competition in the advertising market and Unity’s ability to compete effectively; (iii) ongoing geopolitical instability, particularly in Israel, where a significant portion of the Grow operations is located; (iv) Unity’s ability to recover or reengage its customers, or attract new customers; (v) the impact of any decisions to change how Unity prices its products and services; (vi) Unity’s ability to achieve and sustain profitability; (vii) Unity’s ability to retain existing customers and expand the use of its platform; (viii) Unity’s ability to further expand into new industries and attract new customers; (ix) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (x) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (xi) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xii) Unity’s ability to manage growth effectively and manage costs effectively; (xiii) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xiv) Unity’s ability to successfully transition executive leadership; (xv) Unity’s ability to adapt effectively to rapidly changing technology, evolving industry standards, changing regulations, or changing customer needs, requirements, or preferences; and (xvi) the effectiveness of Vector. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on February 20, 2025 and Quarterly Reports on Form 10-Q filed with the SEC on May 7, 2025 and August 6, 2025 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward looking statements after the date of this release except as required by law.

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Contacts:
Investor Relations:
Alex Giaimo, Head of Investor Relations
alex.giaimo@unity3d.com

Media Relations:
Julianne Whitelaw, Head of Corporate Communications
UnityComms@unity3d.com

Source: Unity Software Inc.

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